Exhibit 99.1

Investor Contacts:	Media Contact:
Todd Friedman or Stacie Bosinoff	Tom Huntington
The Blueshirt Group	DivX, Inc.
(415) 217-7722	(858) 882-0672
todd@blueshirtgroup.com	thuntington@divxcorp.com
stacie@blueshirtgroup.com

DivX, Inc. Reports Second Quarter 2007 Financial Results

SAN DIEGO – August 9, 2007 – DivX, Inc. (NASDAQ:DIVX) today announced results for the second quarter ended June 30, 2007.

Revenue for the second quarter was $18.3 million, an increase of 39 percent compared to revenue of $13.2 million reported in the second quarter of last year. GAAP net income in the second quarter of 2007 was $1.0 million, or $0.03 per diluted share and includes (1) non-cash share-based compensation of approximately $2.1 million, ($1.2 million, or $0.03, per diluted share, net of related taxes), and (2) operating costs directly attributable to Stage6 of approximately $2.4 million ($1.4 million, or $0.04 per diluted share, net of related taxes). Excluding the effect of these two items, DivX generated non-GAAP net income of $3.6 million, or $0.10 per diluted share.

On July 24, DivX announced plans to increase focus on its high margin, fast-growing technology licensing business by seeking to separate Stage6. As such, to provide clarity and more information on the financial results, this quarter, in addition to excluding non-cash share-based compensation, the Company is excluding operating costs directly attributable to Stage6 from the non-GAAP net income and EPS calculations in the reconciliation included in this release.

Kevin Hell, Acting Chief Executive Officer of DivX, Inc., said, “We believe our second quarter results demonstrate both the top-line growth and earnings potential of our core licensing business. With our industry leading position in digital media and increasing momentum with consumer electronics brands in all regions worldwide, we continue to strengthen our competitive position and drive significant consumer uptake. Our plan to separate Stage6 from DivX, Inc. will allow us to narrow our focus and move forward aggressively on three key areas: expanding our core licensing business in DVD players and emerging device categories; building a platform for the connected home through DivX Connected; and extending our content licensing partnerships to enable the next generation of high quality digital media.”

Dan Halvorson, Executive Vice President and Chief Financial Officer of DivX, Inc., commented, “The core DivX business model generates high gross margins and strong operating results. Coupled with a strong balance sheet, I believe we are well-positioned to execute on our core growth strategy and to maximize the value of Stage6 as we determine the best strategy for that asset. We look forward to keeping investors apprised of our progress.”

Q3 and Q4 Outlook

The following table summarizes the Company’s financial guidance for the third and fourth quarters of 2007. These estimates are based on the Company’s current business outlook as of the date of this press release and are based on a projected tax rate of 40 percent, anticipated non-cash share-based compensation of approximately $2.5 million ($1.5 million net of related taxes) for each of the third and fourth quarters, and anticipated operating costs directly attributable to Stage6 of approximately $4.5 million ($2.7 million net of related taxes) and $5.5 million ($3.3 million net of related taxes) for the third and fourth quarters, respectively.

	Q2 (as reported)	Q3 outlook	Q4 outlook	FY07 outlook
Revenue (in millions)	$18.3	$20.0 - $21.0	$22.0 - $23.0	$80.5 - $82.5

GAAP Earnings Per Share	$0.03	$(0.01) - $0.00	$0.00 - $0.02	$0.12 - $0.15

Adjustments:
Non-cash share-based compensation expense, net of income taxes	$0.03	$0.04	$0.04	$0.13

Stage6 related costs, net of income taxes	$0.04	$0.08	$0.09	$0.23

DivX Core Non-GAAP Earnings Per Share, Diluted	$0.10	$0.11 - $0.12	$0.13 - $0.15	$0.48 - $0.51

Quarterly Conference Call

DivX, Inc. will discuss its quarterly and annual results via teleconference at 1:30 p.m. PDT today, August 9, 2007. To access the call, please dial (800) 811-8845, or outside the U.S. (913) 981-4905, at least five minutes prior to the start time. A live webcast and replay will also be available at http://investors.divx.com. An audio replay of today’s conference call will be available from 4:30 p.m. PDT on August 9, 2007 until 9:00 p.m. PDT August 16, 2007 by dialing (719) 457-0820 or (888) 203-1112 with the replay pass code 3422055.

About DivX, Inc.

DivX creates products and services designed to improve the experience of media. Our first product offering was a video compression-decompression software library, or codec, which has been actively sought out and downloaded over 240 million times since January 2003, including over 80 million times during the last twelve months. We have since built on the success of our codec with other consumer software, including the DivX Player application, which is distributed from our website, www.divx.com. We also license our technologies to consumer hardware device manufacturers and certify their products to ensure the interoperable support of DivX-encoded content. In addition to technology licensing to consumer hardware device manufacturers, we currently generate revenue from software licensing, advertising and content distribution.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding the potential separation of Stage6 into a private company, the anticipated timing and benefits of the transaction, top-line growth and earnings potential of the core DivX business, the Company’s position in the digital media space, plans for expanding the Company’s core licensing business, expectations for DivX Connected, plans for extending the Company’s content licensing partnerships, and anticipated financial results for the third and fourth quarters of 2007. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause DivX’s actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to: the risk that the contemplated separation of Stage6 into a private company may not be completed when expected, or at all; the risk that definitive documentation for any such transaction may not contain terms and conditions as favorable to DivX as anticipated; risks related to the inability to obtain, or meet conditions imposed for, any approvals required for the proposed transaction; risks related to the implementation of the proposed transaction; risks related to any uncertainty surrounding the proposed transaction; the risk that the anticipated benefits of the proposed transaction may not materialize to the extent expected, or at all; the risk that customer use of DivX technology may not grow as anticipated; the risk that anticipated market opportunities may not materialize at expected levels, or at all; the risk that the Company’s activities may not result in the growth of profitable revenue; the risk that the Company’s financial performance in the third and fourth quarters of 2007 may not meet expectations; risks and uncertainties related to the maintenance and strength of the DivX brand; DivX’s ability to penetrate existing and new markets; the effects of competition; DivX’s dependence on its licensees and partners; the effect of intellectual property rights claims; and other factors discussed in the “Risk Factors” section of DivX’s quarterly report on Form 10-Q filed with the SEC on May 15, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

Non-GAAP Financial Measures; GAAP EPS

DivX has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP net income and diluted earnings per share, which excludes FAS 123R share-based compensation expense and costs related to the operation of Stage6. This non-GAAP information is provided to enhance the reader’s overall understanding of the Company’s current financial performance and prospects for the future. Specifically, DivX believes this information provides useful comparative data by excluding FAS 123R share-based compensation expense, which is not consistent from period to period. Also, DivX believes that the exclusion of Stage6 expenses provides useful comparative data by reflecting DivX’s business operations in a manner that is consistent with expected future operations. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

The Company continues to evaluate the factors that might impact FAS 123R share-based compensation expense and accruals for income tax expense. The FAS 123R share-based compensation expense is expected to vary depending on the number of new grants issued to both current and new employees, and changes in the Company’s stock price, stock market volatility, expected option life, and risk-free interest rates (all of which are difficult to estimate). In addition, the factors that impact the Company’s deferred tax assets are expected to vary from period to period, also making the Company’s effective tax rate difficult to estimate.

DivX, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31, 2006	June 30, 2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,310	$27,322
Restricted cash	270	—
Short-term investments	62,331	126,384
Accounts receivable, net of allowance of $1,424 and $1,580, respectively	6,939	7,436
Prepaid expenses	1,419	1,299
Deferred tax assets, current	937	937
Other current assets	615	1,207

Total current assets	158,821	164,585

Property and equipment, net	3,488	4,150
Deferred tax assets, long term	1,363	1,319
Other assets	714	4,246

Total assets	$164,386	$174,300

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,189	$2,130
Accrued liabilities	1,038	2,180
Accrued compensation and benefits	2,279	3,421
Accrued patent royalties	742	1,261
Income taxes payable	486	671
Deferred revenue, current	4,654	4,631
Current portion of capital lease obligations	36	37
Notes payable, current portion	378	145

Total current liabilities	11,802	14,476

Capital lease, net of current portion	73	54
Notes payable, net of current portion	15	—
Deferred revenue, long term	768	995
Deferred rent	461	378
Liability for unvested portion of early stock option exercises	356	177

Total liabilities	13,475	16,080
Stockholders’ equity	150,911	158,220

Total liabilities and stockholders’ equity	$164,386	$174,300

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2006		2007	2006		2007
Net revenues:
Technology licensing	$10,377		$14,229	$21,445		$30,931
Media and other distribution and services	2,797		4,050	5,828		7,566

Total net revenues	13,174		18,279	27,273		38,497

Cost of revenue:
Cost of technology licensing	760		820	1,491		1,668
Cost of media and other distribution and services (1)	235		157	456		418

Total cost of revenue	995		977	1,947		2,086

Gross margin	12,179		17,302	25,326		36,411

Operating expenses:
Selling, general and administrative (1) (2)	5,772		13,007	11,701		23,803
Product development (1) (2)	3,701		4,636	6,926		8,792

Total operating expenses	9,473		17,643	18,627		32,595

Income (loss) from operations	2,706		(341)	6,699		3,816
Interest income	370		2,019	660		3,928
Interest expense and other	(18)		5	(41)		(1)

Income before income taxes	3,058		1,683	7,318		7,743
Income tax provision	392		680	1,373		3,080

Net income	$2,666		$1,003	$5,945		$4,663

Basic net income per share	$0.11		$0.03	$0.26		$0.14

Diluted net income per share	$0.09		$0.03	$0.20		$0.13

Shares used to compute basic net income per share	8,472		33,754	8,335		33,454

Shares used to compute diluted net income per share	10,979		35,401	10,769		35,409

(1) Includes stock-based compensation as follows:

Cost of revenues	$1		$1	$2		$2
Selling, general and administrative	384		1,562	659		2,075
Product development	177		527	267		957

Total stock-based compensation	$562		$2,090	$928		$3,034

(2) Includes Stage6 operating costs as follows:

Selling, general and administrative	$—	*	$2,209	$—	*	$3,151
Product development	—	*	148	—	*	244

Total Stage6 operating costs	$—		$2,357	$—		$3,395

* Stage6 operating costs during the 2006 periods were not material.

DivX, Inc.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2007	2006	2007
Net Income:
GAAP net income	$2,666	$1,003	$5,945	$4,663
Share-based compensation	562	2,090	928	3,034
Stage6 operating costs	—	2,357	—	3,395
Income tax effects	(229)	(1,802)	(378)	(2,605)

Non-GAAP net income	$2,999	$3,648	$6,495	$8,487

Diluted earnings per share:
GAAP diluted earnings per share	$0.09	$0.03	$0.20	$0.13
Share-based compensation	0.05	0.05	0.09	0.08
Stage6 operating costs	—	0.07	—	0.10
Income tax effects	(0.02)	(0.05)	(0.04)	(0.07)

Non-GAAP diluted earnings per share	$0.12	$0.10	$0.25	$0.24

GAAP shares used to compute diluted net income per share	10,979	35,401	10,769	35,409

DivX, Inc.

CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(in thousands)

	Six months ended June 30,
	2006	2007
	(unaudited)
Net cash provided by operating activities	$8,907	$7,593
Net cash used in investing activities	(1,051)	(67,678)
Net cash (used in) provided by financing activities	(273)	1,097

Net increase (decrease) in cash and cash equivalents	7,583	(58,988)
Cash and cash equivalents at beginning of period	25,035	86,310

Cash and cash equivalents at end of periods	$32,618	$27,322